INDEMNIFICATION AGREEMENT
THIS AGREEMENT (this “Agreement”) is made this ____ day of ___________, 20___, by and between Halliburton Company, a Delaware corporation (the “Company”), and the undersigned __________ (“Officer”).
W I T N E S S E T H
WHEREAS, Officer is a corporate officer of the Company and is listed as an “executive officer” of the Company in the Company’s filings under the Securities Exchange Act of 1934 and, in such capacity, Officer is performing valuable services for the Company; and
WHEREAS, the Company and Officer recognize the risk of litigation and other claims being asserted against officers of companies in today’s environment as a result of Officer’s position with the Company; and
WHEREAS, the Board of Directors of the Company has determined that difficulties relating to the attraction and retention of qualified persons to serve as officers of the Company would be detrimental to the best interests of the Company and of its stockholders; and
WHEREAS, the Delaware General Corporation Law and the By-laws of the Company provide that they are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and thereby contemplate that contracts may be entered into between the Company and its officers with respect to indemnification of such officers;
NOW, THEREFORE, in consideration of the above premises and of Officer’s continued service to the Company, the parties hereto agree as follows:
1.Indemnification - General. The Company and Officer agree that any existing agreement between the Company and Officer relating to the indemnification of Officer as authorized by Section 145 of the Delaware General Corporation Law shall be of no further force or effect and instead shall be replaced with this Agreement. The Company shall indemnify and advance Expenses (as hereinafter defined) to Officer to the fullest extent, and only to the extent, permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Officer provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement. Notwithstanding the foregoing, the Company shall indemnify Officer in connection with a Proceeding initiated by Officer only if such Proceeding was authorized by the Board of Directors of the Company.
2.Proceedings Other than Proceedings by or in the Right of the Company. Officer shall be entitled to the indemnification rights provided in this Section 2 if, by reason of Officer’s Corporate Status (as hereinafter defined), Officer was or is, or is threatened to be made, a witness in or a party to a Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 2, Officer shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Officer or on Officer’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Officer acted in good faith and in a manner Officer reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Officer’s conduct was unlawful.
3.Proceedings by or in the Right of the Company. Officer shall be entitled to the indemnification rights provided in this Section 3, if, by reason of Officer’s Corporate Status,

Officer was or is, or is threatened to be made, a witness in or a party to a Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Officer shall be indemnified against Expenses actually and reasonably incurred by Officer or on Officer’s behalf in connection with such Proceeding if Officer acted in good faith and in a manner Officer reasonably believed to be in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Officer shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company despite such adjudication of liability, if and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine.
4.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Officer is, by reason of Officer’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Officer shall be indemnified against all Expenses actually and reasonably incurred by Officer or on Officer’s behalf in connection therewith. If Officer is not wholly successful in such Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Officer against all Expenses actually and reasonably incurred by Officer or on Officer’s behalf in connection with each successfully resolved claim, issue or matter. For the purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
5.Contribution. In the event that the indemnification rights contained in Sections 2, 3 or 4 of this Agreement are unavailable or insufficient to hold Officer harmless in a Proceeding described therein for any reason whatsoever (other than Officer failing to meet the applicable requirements of such Section), then in accordance with the non-exclusivity provisions of the Delaware General Corporation Law and the By-laws of the Company, and separate from and in addition to, the indemnity provided elsewhere herein, the Company shall contribute to Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Officer in connection with such Proceeding or any claim, issue or matter therein, in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company on the one hand and Officer on the other in the acts, transactions or matters to which the Proceeding relates and other equitable considerations.
6.Procedure for Determination of Entitlement to Indemnification.
(a)To obtain indemnification under this Agreement, Officer shall submit to the Company a written request, including such documentation and information as is reasonably available to Officer and is reasonably necessary to determine whether and to what extent Officer is entitled to indemnification. The determination of Officer’s entitlement to indemnification shall be made not later than 60 days after receipt by the Company of the written request for indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Officer has requested indemnification.
(b)Officer’s entitlement to indemnification under any of Sections 2, 3, and 4, and to contribution under Section 5, of this Agreement shall be determined in the specific case: (i) by the Board of Directors by a majority vote of a quorum of the Board of Directors consisting of Disinterested Directors (as hereinafter defined); or (ii) by Independent Counsel (as hereinafter defined), in a written opinion if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs. If, with regard to Section 5 of this Agreement, such a determination is not permitted by law or if a quorum of Disinterested Directors so directs, such determination shall be made by the Chancery Court of the State of Delaware or the court in which the Proceeding giving rise to the claim for indemnification is brought.
(c)In the event that the determination of entitlement to indemnification or contribution is to be made by Independent Counsel pursuant to Section 6(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Officer advising Officer of the identity of the Independent Counsel so selected. Officer may, within seven days after receipt of such written notice of selection shall have been given, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected shall be disqualified from acting as such. If, within 20 days after submission by Officer of a written request for indemnification pursuant to Section 6(a) of this Agreement, no Independent Counsel shall have been selected, or if selected shall have been objected to, in accordance with this Section 6(c), either the Company or Officer may petition the Court of Chancery of the State of Delaware for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person so appointed shall act as Independent Counsel under Section 6(b) of this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.
(d)    In connection with any determination of entitlement to indemnification or contribution hereunder, the determining party shall presume that Officer has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish, by clear and convincing evidence, that Officer is not so entitled.
7.Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Officer in connection with any Proceeding within 20 days after the receipt by the Company of a statement or statements from Officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Officer shall, and hereby undertakes to, repay any Expenses advanced if it shall ultimately be determined that Officer is not entitled to be indemnified against such Expenses.
8.Presumptions and Effect of Certain Proceedings. The termination of any Proceeding described in any of Sections 2, 3 or 4 of this Agreement, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Officer to indemnification or create a presumption that Officer did not act in good faith and in a manner which Officer reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Officer had reasonable cause to believe that Officer’s conduct was unlawful.
9.Term of Agreement. All agreements and obligations of the Company contained herein shall commence as of the time Officer commenced to serve as an officer, employee or agent of the Company (or commenced to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue for so long as Officer shall so serve or shall be, or could become, subject to any possible Proceeding in respect of which Officer is granted rights of indemnification or advancement of Expenses hereunder.
10.Notification and Defense of Claim. Promptly after receipt by Officer of notice of the commencement of any Proceeding, Officer will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission to notify the Company will not relieve it from any liability which it may have to Officer otherwise than under this Agreement. With respect to any such Proceeding as to which Officer notifies the Company of the commencement thereof:
(a)The Company will be entitled to participate therein at its own expense.
(b)Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Officer, upon providing notice of the same to Officer. After notice from the Company to Officer of its election so to assume the defense thereof, the Company will not be liable to Officer under this Agreement for any legal or other Expenses subsequently incurred by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ its counsel in such Proceeding but the Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Officer unless (i) the employment of counsel by Officer has been authorized by the Board of Directors of the Company, (ii) Officer shall have reasonably concluded that there may be a conflict of interest between the Company and Officer in the conduct of the defense of such Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the reasonable Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Officer shall have made the conclusion provided for in (ii) above.
(c)The Company shall not be liable to indemnify Officer under this Agreement for any amounts paid in settlement of any Proceeding or claim effected without its written consent. The Company shall not settle any Proceeding or claim in any manner which would impose any penalty or limitation on Officer without Officer’s written consent. Neither the Company nor Officer will unreasonably withhold their consent to any proposed settlement.

11.Enforcement.
(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Officer to continue as an officer of the Company, and acknowledges that Officer is relying upon this Agreement in continuing in such capacity.
(b)In the event Officer is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Officer for all of Officer’s reasonable Expenses in bringing and pursuing such action.

12.Non-Exclusivity of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Officer may at any time be entitled under applicable law, the Certificate of Incorporation of the Company, the By-laws of the Company, any agreement, a vote of stockholders or a resolution of directors, or otherwise.
13.Definitions.    For purposes of this Agreement:
(a)“Corporate Status” describes the status of serving as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Officer is or was serving for or at the request of the Company.
(b)“Disinterested Director” means a director of the Company who is not and was not at any time a party to the Proceeding in respect of which indemnification is sought by Officer.
(c)“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other fees, disbursements and expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or otherwise participating in a Proceeding.
(d)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Officer in any matter material to either of them or (ii) any party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Officer in an action to determine Officer’s rights under this Agreement.
(e)“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, other than a proceeding brought under Section 11(b) hereof or otherwise initiated seeking indemnification hereunder unless such proceeding was authorized by resolution of the Board of Directors.
14.Severability
. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.
15.Governing Law; Binding Effect; Amendment and Termination.
(a)THIS AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.
(b)This Agreement shall be binding upon Officer and upon the Company, its successors and assigns, and shall inure to the benefit of Officer, Officer’s heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

(c)No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by the parties. This Agreement and any such amendment, modification, termination or cancellation may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument. Execution and delivery of this Agreement electronically signed by Officer and/or the Company via DocuSign or such other commercially available electronic software which results in confirmed signatures delivered electronically shall constitute a valid and binding execution and delivery of this Agreement. Such electronic copies shall constitute enforceable original documents and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Neither party shall raise the use of electronic mail attachment in “pdf” or similar format to deliver a signature, or the fact that any signature was transmitted or communicated as an attachment to an electronic mail message, as a defense to the formation of a contract and waives any such defense. An electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of execution of this Agreement, without necessity of further proof. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The parties have executed this Agreement as of the day and year first above written.

HALLIBURTON COMPANY

By:
    Jeffrey A. Miller
    Chairman of the Board, President and
    Chief Executive Officer

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